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                                                                    EXHIBIT 16.1



April 27, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated April 22, 1998, of ImageMatrix Corporation and are in agreement with the statements contained in the third, fifth and sixth paragraphs therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.


                                             /s/ ERNST & YOUNG LLP